UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 4, 2026

SOUNDHOUND AI, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-40193	85-1286799
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5400 Betsy Ross Drive
Santa Clara, CA	95054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(408) 441-3200

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Class A Common Stock, $0.0001 par value per share	SOUN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment	SOUNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On September 4, 2026 (the “Closing Date”), pursuant to the Amended and Restated Merger Agreement, dated as of July 2, 2026 (the “Merger Agreement”), by and among LivePerson, Inc., a Delaware corporation (“LivePerson”), SoundHound AI, Inc., a Delaware corporation (the “Company”), Lightspeed Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Company (“Merger Sub I”), and Lightspeed Merger Sub II Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Company (“Merger Sub II”), Merger Sub I merged with and into LivePerson (the “First Merger”), with LivePerson surviving the First Merger as an indirect wholly owned subsidiary of the Company. Immediately thereafter, Merger Sub II merged with and into LivePerson (the “Second Merger” and together with the First Merger, the “Mergers”), with LivePerson surviving the Second Merger as an indirect wholly owned subsidiary of the Company. Each of the Mergers became effective at the time of the filing of the respective certificate of merger with the Secretary of State of the State of Delaware on the Closing Date (the “First Merger Effective Time” and “Second Merger Effective Time”, as applicable). All defined terms used in Current Report on Form 8-K that are not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

Item 1.01. Entry into a Material Definitive Agreement.

On the Closing Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the holders of First Lien Convertible Senior Notes due 2029 (the “First Lien Secured Notes”) and 10.0% Second Lien Senior Subordinated Secured Notes (the “Second Lien Secured Notes” and, together with the First Lien Secured Notes, the “Secured Notes,” and the holders of such Secured Notes, the “Secured Holders”) of LivePerson providing for certain resale shelf registration rights with respect to the shares of Class A Common Stock, par value $0.0001 per share (“Company Common Stock”), issuable pursuant to the Notes Restructuring Agreement (as defined below).

The Registration Rights Agreement requires the Company to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), providing for the resale of all or part of the Company Common Stock received by the Secured Holders pursuant to the Notes Restructuring Agreement, on the date of the Registration Rights Agreement, subject to certain permissible delays, and to use reasonable best efforts to cause such registration statement to be declared effective as soon as practicable, and thereafter to keep such registration statement effective for the periods specified therein. The Registration Rights Agreement also contains customary indemnity, exculpation and contribution obligations by the Company and the other parties to the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Pursuant to the terms of the Merger Agreement:

●	at the First Merger Effective Time, each share of LivePerson’s common stock, par value $0.001 (“LivePerson Common Stock”) issued and outstanding immediately prior to the First Merger Effective Time (other than certain excluded shares, including shares of LivePerson Common Stock that are held through the Tel-Aviv Stock Exchange Clearing House Ltd. (“TASE Shares”)) automatically converted into the right to receive 0.4673 shares of Company Common Stock (the “Per Share Merger Consideration”) in accordance with the previously disclosed terms of the Merger Agreement; and

●	at the Second Merger Effective Time, each share of LivePerson’s Common Stock that was a TASE Share that was issued and outstanding immediately prior to the Second Merger Effective Time automatically converted into the right to receive $3.31 in cash in accordance with the previously disclosed terms of the Merger Agreement.

Additionally, at the First Merger Effective Time, (i) each option to purchase shares of LivePerson Common Stock was cancelled for no consideration; (ii) restricted stock units with respect to shares of LivePerson Common Stock (the “LivePerson RSUs”) held by non-employee directors of LivePerson and each LivePerson RSU that was vested but not yet settled became entitled to receive the Per Share Merger Consideration in respect of each LivePerson RSU (or otherwise the cash value of such Per Share Merger Consideration, if applicable), less applicable tax withholdings; (iii) all other LivePerson RSUs were assumed by the Company and converted into corresponding awards denominated in shares of the Company Common Stock, and (iv) all warrants to purchase shares of LivePerson Common Stock were cancelled for no consideration, in each case, in accordance with the previously disclosed terms of the Merger Agreement.

The issuance of shares of the Company Common Stock to the former stockholders of LivePerson was registered under the Securities Act pursuant to a registration statement on Form S-4 (File No. 333-296284), as amended, filed by the Company with the Securities and Exchange Commission (the “SEC”) and declared effective on July 9, 2026 (the “Registration Statement”). The proxy statement/prospectus included in the Registration Statement contains additional information about the Mergers, the Merger Agreement and the transactions contemplated thereby.

The information set forth under the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed with the SEC as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 2, 2026, and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 and Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The shares of Company Common Stock issued pursuant to the Notes Restructuring Agreement were issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act on the basis that the transaction did not involve a public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the consummation of the Mergers, the Board of Directors of the Company appointed John Collins as Chief Financial Officer of the Company.

Biographical and other information regarding Mr. Collins required by Item 5.02(c) of Form 8-K is below:

John D. Collins, age 43, served as Chief Financial Officer of LivePerson since February 2020 and Chief Operating Officer of LivePerson since January 2024, and Interim Chief Executive Officer of LivePerson from August 2023 to January 2024. Prior to joining LivePerson in September 2019 to lead the development of automations and machine learning to support strategic decision making and predictive analytics as SVP of Quantitative Strategy, Mr. Collins co-founded Thasos in 2013, a New York City-based predictive intelligence company powering large-scale equity trading platforms. Mr. Collins earned his J.D. from Chicago-Kent College of Law at Illinois Institute of Technology, his M.B.A. from the Massachusetts Institute of Technology, and his B.S. from the University of Central Florida.

In connection with is appointment, the Company entered into an Employment Agreement with Mr. Collins (the “CFO Employment Agreement”). Under the CFO Employment Agreement, Mr. Collins will receive an annual base salary of $465,000 and will also be eligible to receive a discretionary annual bonus with a target bonus equal to 65% of his annual base salary. In addition, in connection with his commencement of employment, Mr. Collins will be granted a signing bonus of $150,000 and sign-on equity awards, with approximately 63% granted in the form of time-based restricted stock units that will vest over a period of four years and the remaining 37% granted in the form of performance stock units. Mr. Collins will also be eligible for future equity awards at the discretion of the board of directors or the compensation committee thereof.

There are no arrangements or understandings between Mr. Collins and any other persons pursuant to which he was selected to be an officer of the Company. There are also no family relationships between Mr. Collins and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On September 4, 2026, the Company issued a press release announcing the completion of the Mergers and the Notes Restructuring Transactions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act, if such subsequent filing specifically references such information

Item 8.01 Other Events.

In connection with the consummation of the Mergers, on the Closing Date, the Company, LivePerson and each of the Secured Holders consummated the transactions contemplated by the Notes Restructuring Agreement, dated as of April 21, 2026, by and among the Company, LivePerson and the Secured Holders (the “Notes Restructuring Agreement”), pursuant to which, and on the terms and subject to the conditions thereof, the Secured Holders released and deemed satisfied the Secured Notes for the consideration contemplated thereby and further described below (the transactions contemplated by the Notes Restructuring Agreement, “Notes Restructuring Transactions”).

Pursuant to the Notes Restructuring Agreement, (a) the holder of First Lien Secured Notes accepted, in full and complete satisfaction of all obligations of LivePerson to such holder under the First Lien Secured Notes, 25,142,335 shares of Company Common Stock and an aggregate amount of cash equal to $2,499,450 in accordance with the previously disclosed terms of the Notes Restructuring Agreement and (b) the holders of the Second Lien Secured Notes accepted, in full and complete satisfaction of all obligations of LivePerson to such holders under the Second Lien Secured Notes, an aggregate amount of 11,752,504 shares of Company Common Stock and an aggregate amount of cash equal to $3,348,550, which amounts were allocated among the holders of the Second Lien Secured Notes in accordance with the Notes Restructuring Agreement.

The foregoing descriptions of the Notes Restructuring Transactions and the Notes Restructuring Agreement in this Item 8.01 do not purport to be complete and are qualified in their entirety by reference to the Notes Restructuring Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 21, 2026, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1*	Amended and Restated Merger Agreement, dated as of July 2, 2026, by and among SoundHound AI, Inc., Lightspeed Merger Sub Inc., Lightspeed Merger Sub II Inc., and LivePerson, Inc. (incorporated by reference to Exhibit 2.1 the Current Report on Form 8-K filed by the Company on July 2, 2026).
10.1*	Notes Restructuring Agreement, dated as of April 21, 2026, by and among SoundHound AI, Inc., LivePerson, Inc. and each holder of LivePerson’s Second Lien Senior Subordinated Secured Notes due 2029 (incorporated by reference to Exhibit 10.1 the Current Report on Form 8-K filed by the Company on April 21, 2026).
10.2#	Registration Rights Agreement, dated September 2, 2026, by and among SoundHound AI, Inc. and each holder of LivePerson, Inc.’s First Lien Convertible Secured Notes due 2029 and LivePerson’s Second Lien Senior Subordinated Secured Notes due 2029.
99.1	Press Release issued by SoundHound dated September 4, 2026.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) and (a)(6) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC

#	Certain portions of this exhibit (indicated by “***”) have been redacted pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2026

SOUNDHOUND AI, INC.
(Registrant)

By:	/s/ Keyvan Mohajer
Keyvan Mohajer
Chief Executive Officer